Exhibit 10.7

THE OFFER AND SALE OF THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS WARRANT NOR ANY OF THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

No. 1	May 28, 2020

SUMMIT MIDSTREAM PARTNERS, LP

WARRANT TO PURCHASE COMMON UNITS

For VALUE RECEIVED, SMLP HOLDINGS, LLC, a Delaware limited liability company (the “Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant to Purchase Common Units (this “Warrant”), from SUMMIT MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Partnership”), up to 1,940,391 common units (the “Warrant Units”) representing limited partner interests of the Partnership (“Common Units”), at an exercise price of $1.023 per Warrant Unit (as adjusted from time to time pursuant hereto, the “Exercise Price”).

This Warrant is authorized under the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 22, 2019 (as such agreement may be amended from time to time, the “Partnership Agreement”), and is issued in connection with that certain Purchase Agreement (as such agreement may be amended from time to time, the “Purchase Agreement”) dated as of May 3, 2020, by and among Energy Capital Partners II, LP, a Delaware limited partnership, Energy Capital Partners II-A, LP, a Delaware limited partnership, Energy Capital Partners II-B IP, LP, a Delaware limited partnership, Energy Capital Partners II-C (Summit IP), LP, a Delaware limited partnership, Energy Capital Partners II (Summit Co-Invest), LP, a Delaware limited partnership, Summit Midstream Management, LLC, a Delaware limited liability company, SMP TopCo, LLC, a Delaware limited liability company (“SMP TopCo”), the Original Warrantholder (as defined below), the Partnership, and for the limited purposes set forth therein, Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership. Unless otherwise indicated herein, capitalized terms used in this Warrant shall have the respective meanings ascribed to such terms in the Purchase Agreement.

This Warrant is part of a series of Warrants originally issued to SMLP Holdings, LLC, a Delaware limited liability company (the “Original Warrantholder”), and SMP TopCo with respect to an aggregate of 10,000,000 Warrant Units (collectively, the “Series A Warrants”).

Section 1.    Registration. The Partnership shall maintain books for the transfer and registration of this Warrant. Upon the initial issuance of this Warrant, the Partnership shall issue and register this Warrant in the name of the Warrantholder in the books to be maintained by the Partnership for such purpose.

Section 2.    Transfers.

(a)    This Warrant and any Warrant Units to be issued hereunder shall be freely transferrable, subject to compliance with the applicable provisions of the Securities Act and:

(i)    with respect to any transfer of Warrants to an affiliate of the Original Warrantholder, may be transferred in whole or in part; and

(ii)    with respect to any transfer of Warrants other than pursuant to Section 2(a)(i) above, may be transferred only in whole and not in part and only at the same time as all other then outstanding Series A Warrants are transferred to the same transferee.

(b)    The Warrantholder shall provide notice of any proposed transfer pursuant to Section 2(a) of all or part of this Warrant and the Warrant Units to the Partnership not less than two (2) Business Days (as defined below) prior to such transfer.

(c)    If the Warrantholder proposes to transfer all or a portion of this Warrant in accordance with Section 2(a), the Warrantholder shall surrender this Warrant to the Partnership, accompanied by appropriate instructions regarding the timing of such proposed transfer, the number of Warrant Units to be transferred and the name of the transferee. Upon the consummation of the transfer of the Warrant Units, the Partnership shall cancel this Warrant and issue a new Series A Warrant (the “New Warrants”) to each of the Warrantholder and the transferee, as applicable. Each New Warrant shall include terms and conditions identical to those in this Warrant. Any transfer or other similar taxes in connection with such transfer of the Warrant shall be paid by the Warrantholder. If the transfer of the Warrant is not consummated, this Warrant shall be returned to the Warrantholder and the terms and conditions of this Warrant shall remain in effect. Any such transfer shall be conditioned on the transferee acknowledging and agreeing to all of the terms and provisions of this Warrant applicable thereto.

(d)    Requirements for Transfer.

(i)    This Warrant and the Warrant Units shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Partnership first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Partnership, to the effect that such sale or transfer is exempt from registration requirements of the Securities Act.

(ii)    Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Warrantholder which is a corporation to a wholly owned subsidiary of such corporation or to a corporation owned by the same parent entity of such corporation, a transfer by a Warrantholder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Warrantholder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that, as a condition to the Partnership effecting such transfer, the transferee in each case agrees in writing to be subject to the terms of this Section 2(d), or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

(iii)    Each certificate representing Warrant Units shall bear a legend, and any Warrant Units issued in book entry form shall be subject to restrictions as if certificated and bearing a legend, substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

The foregoing legend shall be removed from the certificates representing any Warrant Units, at the request of the Warrantholder, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or have been registered under the Securities Act.

Section 3.    Exercise of Warrant.

(a) Beginning on the date hereof and until the date that is three (3) years following the date hereof (the “Exercise Termination Date”), this Warrant may be exercised in whole or in part or from time to time by the Warrantholder; provided that this Warrant, together with any other Series A Warrants (including New Warrants issued pursuant to Section 2(c), Section 3(i) or Section 8 of this Warrant or any other Series A Warrant), may not be exercised on more than two dates in the aggregate for all Series A Warrants. If (i) this Warrant is not exercised on or prior to 5:00 P.M., New York City time, on the Exercise Termination Date or (ii) this Warrant is not exercised on the first or second date on which any Series A Warrant is exercised, all vested and unexercised Warrant Units, shall be automatically forfeited, this Warrant shall be void and all rights of the Warrantholder (or any permitted transferee thereof) hereunder shall cease.

This Warrant may be exercised in whole or in part by the Warrantholder pursuant to the paragraph immediately above by (i) its delivery of the warrant exercise form attached hereto as Appendix A (the “Notice of Exercise”), (ii) its surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction in accordance with Section 8) and (iii) to the extent this Warrant is exercised (or is deemed exercised) in accordance with Section 3(b) below, upon payment by certified check or wire transfer for the aggregate Exercise Price for the Warrant Units as to which this Warrant is being exercised pursuant to Section 3(b), in each case, to the Partnership during normal business hours on any day other than a Saturday or Sunday on which banks are open for business in New York City (a “Business Day”) at the Partnership’s principal executive offices (or such other office or agency of the Partnership as the Partnership may designate by notice to the Warrantholder, provided that any Notice of Exercise delivered after 5:00 p.m., New York time, will be deemed delivered the next Business Day). The Partnership shall deliver any objection to the Notice of Exercise within one Business Day of receipt of such Notice of Exercise. In the event of any dispute or discrepancy, the records of the Partnership shall be controlling and determinative in the absence of manifest error. To the extent the conditions specified in clauses (i) and (ii) of the proviso in Section 3(d) are not satisfied on the date the Notice of Exercise is delivered, any Warrant Units specified on the Notice of Exercise as being exercised pursuant to Section 3(d) shall instead be deemed exercised pursuant to Section 3(c) to the extent such Notice of Exercise is not withdrawn.

(b)    The Warrantholder, to the extent exercising (or deemed exercising) the Warrant by cash payment of the Exercise Price, shall receive that number of Warrant Units equal to the Warrant Units as to which the Warrant is being exercised pursuant to this Section 3(b) (subject to the limitation set out in Section 3(c) below).

(c)    The Warrantholder, to the extent exercising this Warrant pursuant to this Section 3(c), shall receive that number of Warrant Units computed using the following formula, rounded down to the nearest whole Warrant Unit (subject to the limitations set forth in Section 3(e) below):

Y(A-B)
X =	A

where:

X = the number of Warrant Units to be issued to the Warrantholder;

Y = the number of Warrant Units with respect to which this Warrant is being exercised pursuant to Section 3(c) (inclusive of the Warrant Units surrendered to the Partnership pursuant to Section 3(c) in payment of the aggregate exercise price);

A = the average of the Daily VWAP on each of the three trading days ending on the day prior to the delivery of the Notice of Exercise; and

B = the Exercise Price.

(d)    The Warrantholder, to the extent exercising this Warrant pursuant to this Section 3(d), shall receive an amount of cash computed using the following formula (subject to the limitations set forth in Section 3(e) below); provided, however, that the Warrantholder shall be entitled to exercise this Warrant pursuant to this Section 3(d) only (i) if the payment of such cash amount would not result in the, and there shall not otherwise have occurred and be continuing any, violation of any financial covenant under that certain Third Amended and Restated Credit

Agreement, dated as of May 26, 2017, among Summit Midstream Holdings, LLC (the “Borrower”), the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (as amended, restated, amended and restated, supplemented, replaced or refinanced in any matter, the “Credit Agreement”) and (ii) to the extent that after giving pro forma effect to the payment of such cash amount, the “Leverage Ratio” (as defined in the Credit Agreement) would be at least 0.5x below the applicable Leverage Ratio set forth in the Credit Agreement (e.g., if the Borrower’s Leverage Ratio on the last day of the immediately preceding fiscal quarter is not permitted to be greater than 5.50 to 1.00, then the cash amount paid would be the maximum amount such that, after giving effect to the payment of such cash amount, the Leverage Ratio on the last day of the immediately preceding fiscal quarter would be no greater than 5.00 to 1.00), with the remainder of the Warrant Units underlying such exercise being delivered in the form of Warrant Units as provided in Section 3(c) above (subject to the limitations set forth in Section 3(e) below):

W =Y(A-B)

where:

W = the amount of cash to be paid to the Warrantholder;

Y = the number of Warrant Units with respect to which this Warrant is being exercised pursuant to Section 3(d) (inclusive of the Warrant Units surrendered to the Partnership pursuant to Section 3(d) in payment of the aggregate exercise price);

A = the average of the Daily VWAP on each of the three trading days ending on the day prior to the delivery of the Notice of Exercise; and

B = the Exercise Price.

(e)    Notwithstanding any other provision in this Section 3, if the average of the Daily VWAP on each of the three trading days ending on the day prior to the delivery of the Notice of Exercise is equal to or exceeds the sum of (x) the Maximum Amount (where, for purposes of this Warrant, the term “Maximum Amount” shall mean $2, as adjusted from time to time in accordance with Section 4 hereof) and (y) the Exercise Price, then (i) to the extent the Warrantholder pays the aggregate Exercise Price in cash in accordance with Section 3(b) as to a portion of the Warrant Units, it shall receive a number of Warrant Units using the following formula, rounded down to the nearest whole Warrant Unit (with reference to Section 3(c) for the definitions of the variables):

Y(B+M)
X =	A

(ii) to the extent the Warrantholder elects to use the provisions of Section 3(c) as to a portion of the Warrant Units in lieu of exercising this Warrant by cash payment or pursuant to Section 3(d), it shall receive a number of Warrant Units computed using the following formula, rounded down to the nearest whole Warrant Unit (with reference to Section 3(c) for the definitions of the variables):

(MY)
X =	A

and (iii) to the extent the Warrantholder elects to use the provisions of Section 3(d) as to a portion of the Warrant Units in lieu of exercising this Warrant by cash payment or pursuant to Section 3(c), it shall receive an amount of cash computed using the following formula (with reference to Section 3(d) for the definitions of the variables):

W =                (MY)

where:

M = the Maximum Amount;

(f)    Upon exercise of this Warrant, the Partnership shall not be obligated to issue physical certificates in the name of the Warrantholder for the Warrant Units, if any, to which the Warrantholder shall be entitled upon exercise; provided, however, that the Partnership shall maintain records showing the number of Warrant Units, if any, purchased and the date of such purchase.

(g)    Whenever any provision of this Warrant requires an average of prices over a span of multiple days, the Partnership shall make such adjustments to each that the Partnership reasonably determines to be necessary to account for any adjustment to the Exercise Price that becomes effective, or any event requiring an adjustment to the Exercise Price (or changes to market prices resulting from any such event) where the ex-dividend date or effective date, as the case may be, of the event occurs, at any time during the period over which such average is to be calculated.

(h)    The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day (the “Exercise Effective Time”) on which the Warrant shall have been surrendered for exercise as provided above, together with the Notice of Exercise referred to above and to the extent this Warrant is being exercised as to a portion of the Warrant Units subject to Section 3(b), the applicable Exercise Price, and all taxes required to be paid by the Warrantholder, if any, pursuant to Section 7 prior to the exercise of such Warrant have been paid. At the Exercise Effective Time, the Common Units, if any, issuable upon such exercise as provided in Section 3 shall be deemed to have been issued and, for all purposes of this Warrant, the recipient shall, as between such person and the Partnership, be deemed to be and entitled to all rights of the holder of record of such Common Units.

For purposes of this Warrant, “Daily VWAP” means, for any trading day, the per unit volume-weighted average price of the Common Units on the New York Stock Exchange for such date as reported by Bloomberg through its “Volume at Price” function (based on a trading day from 9:30 a.m., New York City time (or such other time as the New York Stock Exchange announces is the official open of trading) to 4:00 p.m., New York City time (or such other time as the New York Stock Exchange announces is the official open of trading)), or, if such volume-

weighted average price is unavailable, the market value of one Common Unit on such trading day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Partnership. The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(i)    In the event of a partial exercise of the Warrant permitted hereunder, the Partnership shall promptly deliver to the Warrantholder a New Warrant evidencing the rights of the Warrantholder to purchase the unexpired or unexercised portions of Warrant Units and otherwise including terms and conditions identical to those in this Warrant.

Section 4.    Anti-Dilution Provisions and Other Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price and the Maximum Amount shall be subject to adjustment, from time to time, as follows:

(a)    Consolidation or Merger. If, at any time while this Warrant remains outstanding and unexpired, the Partnership shall (i) consolidate or merge with any other entity (regardless of whether the Partnership is the continuing or surviving entity), (ii) transfer all or substantially all of its properties or assets to any other person or entity or (iii) effect a capital reorganization or reclassification of the Common Units, in each case if as a result of such transaction the Common Units shall be changed into or exchanged for units, stock or other securities of the Partnership or the surviving entity or cash or any other property, the Partnership, or such successor entity as the case may be, shall, without payment of any additional consideration therefor, execute a new warrant providing that the Warrantholder shall have the right to exercise such new warrant (upon terms no less favorable to the Warrantholder than those applicable to this Warrant) and to receive upon such exercise, in lieu of each Common Unit theretofore issuable upon exercise of this Warrant, the kind and amount of units, shares of stock or other securities, money or property receivable upon such capital reorganization, reclassification, change, consolidation, merger or sale or conveyance by the holder of one Common Unit issuable upon exercise of this Warrant had it been exercised immediately prior to such capital reorganization, reclassification, change, consolidation, merger or sale or conveyance. The provisions of this Section 4(a) shall similarly apply to successive capital reorganizations, reclassifications, changes, consolidations, mergers, sales and conveyances.

(b)    Distributions in Common Units. If the Partnership shall pay or make a distribution on its Common Units in additional Common Units, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of unitholders entitled to receive such dividend or other distribution (the “Determination Date”) shall be reduced by multiplying such Exercise Price by a fraction, (i) the numerator of which shall be the number of Common Units outstanding as of the close of business on the Determination Date and (ii) the denominator of which shall be the sum of (x) the number of Common Units outstanding at the close of business on the Determination Date and (y) the total number of Common Units constituting such dividend or other distribution. Such reduction shall become effective immediately after the opening of business on the day following the Determination Date. For the purposes of this Section 4(b), the number of Common Units at any time outstanding shall not include Common Units held in the treasury of the Partnership. The Partnership will not pay any dividend or make any distribution on Common Units held in the treasury of the Partnership.

(c)    Unit Splits or Combinations. In case the outstanding Common Units shall be subdivided into a greater number of Common Units, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding Common Units shall each be combined into a smaller number of Common Units, the Exercise Price in effect at the opening of business on the day following the date upon which such combination becomes effective shall be increased, in each case, to equal the product of the Exercise Price in effect on such date and a fraction, (i) the numerator of which shall be the number of Common Units outstanding immediately prior to such subdivision or combination, as applicable, and (ii) the denominator of which shall be the number of Common Units outstanding immediately after such subdivision or combination, as applicable. Such reduction or increase, as applicable, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)    Adjustments of Maximum Amount and Number of Units. Upon each adjustment in the Exercise Price pursuant to any provision of this Section 4, (x) the Maximum Amount shall be adjusted to the product obtained by multiplying the Maximum Amount immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately after such adjustment and (ii) the denominator of which shall be the Exercise Price immediately prior thereto; and (y) the number of Common Units purchasable hereunder at the Exercise Price shall be adjusted, to the nearest whole Common Unit, to the product obtained by multiplying such number of Common Units purchasable immediately prior to such adjustment in the Exercise Price by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment and (ii) the denominator of which shall be the Exercise Price immediately thereafter.

(e)    Other Provision Applicable to Adjustments Under This Section. All calculations under this Section 4 shall be made to the nearest 1/100th of a cent or to the nearest whole Common Unit, as applicable. No adjustment in the Exercise Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 4(e)) would require an increase or decrease of at least 1% in such Exercise Price.

(f)    Notice to the Warrantholder. The Partnership will deliver to the Warrantholder written notice, at the same time and in the same manner that it is required to give such notice under the Partnership Agreement of any event or transaction potentially giving rise to an adjustment or modification of the terms and provisions of the Common Units. The Partnership will take all steps reasonably necessary in order to ensure that the Warrantholder is able to exercise this Warrant prior to the time of such event or transaction so as to participate in or vote with respect to such event or transaction.

Section 5.    Representations and Covenants.

(a)    The Partnership represents and covenants that all Warrant Units will, when issued, be validly issued, fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). Upon the exercise of this Warrant, the issuance of the Warrant Units will not be subject to any preemptive or similar rights, other than pursuant to Section 5.8 of the Partnership Agreement.

(b)    The Warrantholder is acquiring this Warrant and will acquire the Warrant Units for its own account, with no present intention of distributing or reselling this Warrant or the Warrant Units in violation of applicable securities laws. The Warrantholder acknowledges that this Warrant has not been, and when issued the Warrant Units will not be, registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Warrantholder unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements of the Securities Act and any other securities laws are available for the transaction. The Warrantholder represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

Section 6.    Registration of Warrant Units.

(a)    The Partnership agrees that as soon as practicable, but in no event later than 90 days following the date hereof, it shall use its commercially reasonable efforts to file with the Securities and Exchange Commission a Form S-3 or any similar short-form registration statement that may be available at such time (as amended or supplemented and including any replacements thereof, the “Form S-3”) for the registration, under the Securities Act, of the resale of the Warrant Units issuable upon exercise of the Warrants. The Partnership shall use its commercially reasonable efforts to cause the Form S-3 to become effective and to maintain the effectiveness of such Form S-3, and a current prospectus relating thereto, until the earlier of (a) the time at which all Warrant Units have been sold or otherwise disposed of under the Form S-3 or in accordance with Rule 144 promulgated under the Securities Act and (b) the Warrant Units have become eligible for resale without manner of sale or volume restriction in accordance with Rule 144 promulgated under the Securities Act.

(b)    If (i) the board of directors of the General Partner of the Partnership determines that the filing, initial effectiveness or continued use of the Form S-3 would not be in the best interest of the Partnership and its unitholders generally due to a proposed transaction involving the Partnership and determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Form S-3, (ii) the board of directors of the General Partner determines such registration would render the Partnership unable to comply with applicable securities laws or (iii) the board of directors of the General Partner determines such registration would require disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential (such good faith judgment, a “Valid Business Reason”), the

Partnership may postpone or withdraw a filing of a Form S-3, or delay use of an effective Form S-3 until such Valid Business Reason no longer exists, but in no event shall the Partnership avail itself of such right, for a total of more than 60 consecutive days at any one time or 90 days, in the aggregate, in any period of 365 consecutive days; and the Partnership shall give notice to the Warrantholder of its determination to postpone or withdraw a Form S-3 promptly. In the event the Partnership exercises its rights under this Section 6(b), the Warrantholder shall suspend, immediately upon its receipt of the notice referred to above, its use of the prospectus relating to the Form S-3 in connection with any sale or offer to sell Warrant Units, and shall further keep confidential (i) the Partnership’s exercise of its rights under this Section 6(b) and (ii) the Warrantholder’s suspension of its use of the prospectus relating to the Form S-3.

(c)    It is acknowledged by the Warrantholder that it shall be responsible for all commissions, underwriting discounts or brokerage fees, and any transfer taxes, if any, in respect of Warrant Units which are registered and sold by it.

Section 7.    Payment of Taxes. The Partnership will pay any documentary stamp taxes attributable to the issuance of Warrant Units issuable upon the exercise of this Warrant; provided, however, that the Partnership shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant Units or delivery of cash in a name other than that of the Warrantholder in respect of which such Warrant Units are issued, and in such case the Partnership shall not be required to issue or deliver any certificate for Warrant Units or any Warrant or deliver any cash until the person requesting the same has paid to the Partnership the amount of such tax or has established to the Partnership’s reasonable satisfaction that such tax has been paid. For the avoidance of doubt, the Warrantholder shall be responsible for any income or similar taxes with respect to the Warrant.

Section 8.    Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Partnership shall issue a New Warrant of like tenor and for the purchase of a like amount of Warrant Units, upon the receipt and cancellation of a mutilated Warrant, or, in the event this Warrant is lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Partnership of such loss, theft or destruction of this Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Partnership. Any such issuance of a New Warrant shall be conditioned on the recipient acknowledging and agreeing to all of the terms and provisions of this Warrant applicable thereto.

Section 9.    Benefits. Nothing in this Warrant shall be construed to give any person or entity (other than the Partnership and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Partnership and the Warrantholder. Each Warrantholder, by acceptance of a Warrant, and whether or not such Warrantholder acknowledges the same, agrees to all of the terms and provisions of the Warrant applicable thereto.

Section 10.    Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described: (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by electronic mail or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three (3) days after such notice is deposited in the first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the address set forth below, or at such other address as the Partnership or Warrantholder has furnished to the other party in writing in accordance with this Warrant:

If to the Partnership:

Summit Midstream Partners, LP

910 Louisiana Street, Suite 4200

Houston, Texas 77002

Attention: General Counsel

E-Mail: [***]

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Attention: John Goodgame

E-Mail: [***]

If to SMLP Holdings, LLC:

Energy Capital Partners II-A, LP

12680 High Bluff Drive, Suite 400

San Diego, California 92130

Attention: Chris Leininger

E-Mail: [***]

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan J. Maierson

E-Mail: [***]

If to any other holder of this Warrant, at its last known address appearing on the books of the Partnership maintained for such purpose.

Section 11.    Section Headings. The section headings in this Warrant are for the convenience of the Partnership and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

Section 12.    Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 13.    Governing Law; Jurisdiction.

(a)    This Warrant all questions relating to the interpretation or enforcement of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

(b)    Each party hereby agrees that service of summons, complaint or other process in connection with any Proceedings contemplated hereby may be made in accordance with Section 10 addressed to such party at the address specified pursuant to Section 10. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court declines to accept jurisdiction over such Proceeding, to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, in the event that such court declines to accept jurisdiction over such Proceeding, to the exclusive jurisdiction of the Superior Court of the State of Delaware) (collectively, the “Courts”), for the purposes of any Proceeding arising out of or relating to this Warrant (and agrees not to commence any Proceeding relating hereto except in such Courts as provided herein). Each of the parties further agrees that service of any process, summons, notice or document hand delivered or sent in accordance with Section 10 to such Party’s address set forth in Section 10 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Warrant in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each party agrees that a final judgment in any Proceeding properly brought in accordance with the terms of this Warrant shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.

Section 14.    Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION OR PROCEEDING, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

Section 15.    Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 4) only upon the written consent of the Partnership and the Warrantholder.

Section 16.    Requirement for Signature. Unless and until signed by the Partnership, this Warrant shall be invalid and of no force or effect and may not be exercised by the holder hereof.

Section 17.    Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not be in any way impaired so long as this Warrant as so modified continues to express, without material change, the original intentions of the Warrantholder and the Partnership as to the subject matter hereof and the invalidity, illegality or unenforceability of any provision in question does not substantially impair the respective expectations or reciprocal obligations of the Warrantholder and the Partnership or the practical realization of the benefits that would otherwise be conferred upon the Warrantholder and the Partnership. The Warrantholder and the Partnership will endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 18.    No Voting or Dividend Rights. Except as may be specifically provided for herein, until the Exercise Effective Time as to this Warrant:

(i)    the Warrantholder shall not have or exercise any rights by virtue hereof as a holder of Common Units of the Partnership, including, without limitation, the right to vote, to receive dividends and other distributions as a holder of Common Units or to receive notice of, or attend, meetings or any other proceedings of the holders of Common Units;

(ii)    the consent of the Warrantholder shall not be required with respect to any action or proceeding of the Partnership;

(iii)    the Warrantholder, by reason of the ownership or possession of a Warrant, shall not have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Units prior to, or for which the relevant record date preceded, the Exercise Effective Time of such Warrant; and

(iv)    the Warrantholder shall not have any right not expressly conferred hereunder or under, or by applicable law with respect to, this Warrant.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the Partnership has caused this Warrant to be duly executed as of the date first above written, and the initial Warrantholder, by execution hereof below, agrees to all of the terms and provision hereof.

SUMMIT MIDSTREAM PARTNERS, LP

By:	Summit Midstream GP, LLC, its general partner

By:	/s/ Brock M. Degeyter
Name:	Brock M. Degeyter
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

SMLP HOLDINGS, LLC

By:	/s/ Peter Labbat
Name:	Peter Labbat
Title:	President

Signature Page to SMLP Holdings Warrant

APPENDIX A

SUMMIT MIDSTREAM PARTNERS, LP

WARRANT EXERCISE FORM

To [Name]:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (the “Warrant”) for, and to purchase thereunder by the surrender of the Warrant and (if applicable) payment of the Exercise Price, all the Warrant Units (or, if partial exercise of the Warrant is permitted under the terms of the Warrant,                      Warrant Units) evidenced by the Warrant, this Warrant being exercised as to all such Warrant Units, pursuant to Section 3(b) thereof, except to the extent this Warrant is being exercised as to any Warrant Units pursuant to Section 3(c) or Section 3(d), as indicated by the amount of Warrant Units indicated below:

Section 3(c):                      Warrant Units

Section 3(d):                      Warrant Units

The Warrant Units, if any, issuable upon such election shall be evidenced only by the registration of such Warrant Units on the books and records of the Partnership maintained for such purpose and such Warrants Units, if any, shall be issued or cash, if any, shall be delivered in the name of the undersigned or as otherwise indicated below.

Notwithstanding anything to the contrary contained herein, this election shall constitute a representation by the Warrantholder that the recipient of the Warrant Units issued or cash delivered upon the exercise of this Warrant is an “accredited purchaser” as defined in Regulation D promulgated under the Securities Act. The Partnership may rely on this representation and warranty of the Warrantholder in determining whether the recipient of the Warrant Units issued upon the exercise of this Warrant is an “accredited purchaser” as defined in Regulation D promulgated under the Securities Act.

[Signature Page Follows]

A-1

Dated:            ,

Signature:

Name (please print)

Address

Name for Registration

FEIN or Social Security Number

Assignee:

A-2